Exhibit 99.1

Contact:

Christopher Taylor

Vice President

Investor Relations and Corporate Communications

781-398-2466

For Immediate Release

Oscient Pharmaceuticals Extends Maturity

of its Privately Placed 5% Convertible Promissory Notes

Waltham, Mass., January 29, 2009 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) today announced that it has extended the February 6, 2009 maturity date of approximately $13 million principal of convertible debt, plus $4 million of accrued interest, to December 1, 2009. The amendment to the agreement, which has been executed with holders of approximately 99% of the 2009 notes, reduces the conversion price to $1.10 per share and includes a provision for optional exchange into the Company’s 12.50% Convertible Guaranteed Senior Notes due 2011 at the election of the noteholder.

“This amendment to extend the maturity of this debt provides us with additional flexibility to further recalibrate our balance sheet and execute transactions to expand our portfolio of marketed products,” said Steven M. Rauscher, President and CEO. “This agreement builds on the successful exchange that we completed late in 2008, which helped reduce the firm’s overall indebtedness by more than $125 million.”

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage pharmaceutical company marketing two FDA-approved products in the United States: ANTARA® (fenofibrate) capsules, a cardiovascular product and FACTIVE® (gemifloxacin mesylate) tablets, a fluoroquinolone antibiotic. ANTARA is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE is approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient promotes ANTARA and FACTIVE through a national sales force calling on primary care physicians, cardiologists, endocrinologists and pulmonologists.

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

Forward-Looking Statement

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to (i) the Company’s flexibility to further recalibrate its balance sheet and (ii) the Company’s flexibility to execute transactions to expand its portfolio of marketed products. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) our ability to maintain the listing of our common stock on The NASDAQ Global Market; (b) our ability to successfully commercialize and market

-more-

Oscient Pharmaceuticals/1000 Winter Street Waltham MA 02451
t: 781.398.2300 f: 781.893.9535 www.oscient.com

Oscient Extends Maturity

January 29, 2009

ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (c) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA or EMEA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates; (d) our ability to raise additional funds and/or refinance our maturing and existing debt or debt that may be accelerated due to our inability to maintain our common stock listing on a U.S. national securities exchange or approved for listing on a U.S. system of automated dissemination of quotations and to fund our operations including sales and marketing activities and potential product acquisitions; and (e) our ability to defend our intellectual property position for ANTARA and FACTIVE and claims against us by third parties. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2008 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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